Exhibit (j)(1)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Registration Statement on Form N-1A of Guinness Atkinson Funds with respect to the Guinness Atkinson Real Assets Income ETF, a series of Guinness Atkinson Funds.

/s/ TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania

December 17, 2025